AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2007.
REGISTRATION NO. 333-81605

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Microtek Medical Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Georgia	58-1746149
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

13000 Deerfield Parkway, Suite 300
Alpharetta, Georgia 30004
(Address of principal executive offices, including zip code)

Employee Stock Purchase Plan
(Full title of the plan)

Dan R. Lee
13000 Deerfield Parkway
Suite 300
Alpharetta, Georgia 30004
(678) 896-4400
(Name, address and telephone number of agent for service)

Copies to:
Stephen D. Fox, Esq.
Arnall Golden Gregory LLP
171 17TH Street
Suite 2100
Atlanta, Georgia  30363-1031

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-8, Registration No. 333-81605 (the "Registration Statement"), of Microtek Medical Holdings, Inc. (the "Company"), which was filed with the Securities and Exchange Commission and became effective on June 25, 1999.  The Registration Statement registered 700,000 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), for sale pursuant to the Employee Stock Purchase Plan.

The offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the 53,463 shares of Common Stock registered, but unsold, under the Registration Statement.

PART II

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 9th day of November, 2007.

MICROTEK MEDICAL HOLDINGS, INC.

By: /s/ Dan R. Lee
Name: Dan R. Lee
Title: Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of November, 2007.

Signature	Title

/s/ Dan R. Lee	Chairman, President and Chief Executive Officer
Dan R. Lee	(Principal Executive Officer)

/s/ Roger G. Wilson	Chief Financial Officer and Treasurer
Roger G. Wilson	(Principal, Financial and Accounting Officer)

/s/ Kenneth F. Davis	Director
Kenneth F. Davis

Director
Michael E. Glasscock, III

/s/ Rosdon Hendrix	Director
Rosdon Hendrix

/s/ Gene R. McGrevin	Director
Gene R. McGrevin

/s/ Marc R. Sarni	Director
Marc R. Sarni

/s/ Ronald L. Smorada	Director
Ronald L. Smorada